UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 30, 2016 (June 28, 2016)

AMERICAN DG ENERGY INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-34493	04-3569304
(Commission File Number)	(IRS Employer Identification No.)

45 First Avenue
Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

(781) 522-6020
(Registrant’s Telephone Number, Including Area Code)

_______________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

The following proposals were submitted to stockholders of American DG Energy Inc. (the "Company) at its 2016 Annual Meeting of Stockholders (the "Annual Meeting") held on June 28, 2016:

1.	To elect seven directors to the Board of Directors of the Company to hold office for one year until the 2017 annual meeting or until their successors are duly elected and qualified.

2.	To ratify the appointment of Wolf & Company, P.C., as the Company's independent registered public accounting firm.

3.	To approve a non-binding advisory proposal regarding executive compensation.
For more information about the forgoing proposals, see the Company's 2016 Proxy Statement.
The number of votes cast for and against, and the number of abstentions and broker non-votes with respect to each matter voted upon are set forth below:
1. Election of Directors

	For	Withheld	Against	Abstain	Not Voted
Charles T. Maxwell	14,136,389	11,798,771	—	—	—
John N. Hatsopoulos	25,449,758	485,402	—	—	—
Deanna M. Petersen	14,141,189	11,793,971	—	—	—
Christine M. Klaskin	16,307,909	9,627,251	—	—	—
John Rowe	25,810,918	124,242	—	—	—
Joan Giacinti	15,363,257	10,571,903	—	—	—
Elias Samaras	25,444,458	490,702	—	—	—

All of the nominees received a plurality of the votes cast by stockholders entitled to vote thereon and, therefore, Mr. Charles T. Maxwell, John N. Hatsopoulos, Deanna M. Petersen, Christine M. Klaskin, John Rowe, Joan Giacinti, and Elias Samaras were elected to serve as directors of the Company for terms of one year or until their resignation, or their successors are duly elected and qualified.
2. Ratification of the appointment of Wolf & Company, P.C. to serve as independent registered public accountants for the fiscal year ending December 31, 2016

	For	Withheld	Against	Abstain	Not Voted
Wolf & Company P.C.	33,365,721	—	2,855,239	4,865	—

3. Approval of a non-binding advisory proposal regarding executive compensation.

	For	Withheld	Against	Abstain	Not Voted
Executive Compensation	25,291,110	—	616,563	27,487	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:	June 30, 2016	AMERICAN DG ENERGY INC.
By: /s/ Bonnie Brown
Bonnie Brown, Chief Financial Officer